Exhibit 10.2

FIRST AMENDED AND RESTATED
REVOLVING LINE OF CREDIT PROMISSORY NOTE

$5,750,000.00	Effective August 15, 2022
Note #457290	Albuquerque, New Mexico

FOR VALUE RECEIVED, the undersigned AMREP Southwest Inc., a New Mexico corporation (“Maker”), hereby promises to pay to the order of BOKF, NA dba Bank of Albuquerque (“Lender”), at its office located at 100 Sun Avenue, Suite 500, Albuquerque, New Mexico 87109, or at such other place as may be designated in writing by the holder of this First Amended and Restated Revolving Line of Credit Promissory Note (“Note”), the principal sum of Five Million Seven Hundred Fifty Thousand and No/100 Dollars ($5,750,000.00), or so much thereof as shall be disbursed hereunder, together with interest thereon at the rates specified in this Note, payable as set forth herein.

1.            Definitions. As used in this Note, the following terms shall have the meanings indicated for each:

A.           “Additional Advance” means an increase in the amount of credit available under this Note in the principal amount of One Million Seven Hundred Fifty Thousand and No/100 Dollars ($1,750,000.00).

B.           “Business Day” means any day that is not a Saturday, Sunday, or other day that is a legal holiday under the laws of the State of New Mexico or is a day on which banking institutions in such state are authorized or required by law to close.

C.           “Event of Default” has the meaning ascribed to such term in the Mortgage, which includes, without limitation, a default in payment or performance under this Note.

D.           “Interest Period” means the period commencing on the date of the Loan and ending on the numerically corresponding day in the calendar month that is one month thereafter (in each case, subject to the availability thereof); provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day; (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period; and (iii) no Interest Period shall extend beyond the Maturity Date. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan or Borrowing.

E.           “Interest Rate” means from and following the closing date, the Loan and the other obligations shall bear interest at Term SOFR plus three hundred fifteen (315) basis points as calculated in accordance with Paragraph 5 of this Note. Notwithstanding any language herein seemingly to the contrary: (a) Maker shall not be obligated to pay in excess of the maximum interest rate permitted by law for any interest payment period; and (b) upon the occurrence of an Event of Default, at the option of the holder of this Note, interest will accrue at the after-Default Rate of interest hereafter specified. Whenever increases occur in the Term SOFR, Lender, at its option, may do one or more of the following: (x) increase Maker’s payments of principal or interest or both, or (y) continue Maker’s payments at the same amount and increase the final payment.

F.            “Loan” means the loan evidenced by this Note.

G.           “Loan Agreement” means that certain Loan Agreement, dated February 3, 2021, made by Maker in favor of Lender, and pursuant to which this Note is executed, as supplemented, modified and amended.

H.           “Maturity Date” means August 15, 2025, or such earlier date on which the entire unpaid principal balance of this Note shall be paid or required to be paid in full, whether by prepayment, acceleration or otherwise.

I.             “Mortgage” means the Line of Credit Mortgage, Security Agreement and Fixture Filing, dated February 3, 2021, and recorded in the real property records of Sandoval County, New Mexico on February 3, 2021, as Document No. 2021003917, made by Maker in favor of Lender and securing, among other things, payment of this Note, as supplemented, modified and amended.

J.                    “Term SOFR” means the Term SOFR Reference Rate for a one (1) month Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator, provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for a one (1) month Interest Period has not been published by the Term SOFR Administrator, then Term SOFR will be the Term SOFR Reference Rate for a one (1) month Interest Period as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for a one (1) month Interest Period was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such SOFR Determination Day. If the Term SOFR Reference Rate becomes unavailable during the term of this Loan, Lender may designate a comparable substitute index after notifying Borrower.

K.           “Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Lender in its reasonable discretion).

L.            “Term SOFR Reference Rate” means a forward-looking term rate based on the secured overnight financing rate (“SOFR”) as administered by the Term SOFR Administrator.

M.          “U.S. Government Securities Business Day” means any day other than a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

2.            Note. This Note shall evidence a revolving line of credit, which can be advanced, repaid and re-advanced from time to time; provided, however, that Maker shall not be entitled to advances under the Loan if Maker’s total Liquidity is less than Three Million and No/100s Dollars ($3,000,000). As used in this Note "Liquidity" means the sum of: (a) Maker’s and Maker’s subsidiaries’ unencumbered cash, cash equivalents, and marketable securities; and (b) Maker's and Maker’s subsidiaries’ unrestricted cash, cash equivalents, and marketable securities, all as determined on a current value basis. Each request for an advance of the Loan shall be accompanied by evidence acceptable to Lender that Maker’s total Liquidity exceeds Three Million and No/100s Dollars ($3,000,000). The total of all the advances of principal made during the term of this Note may exceed Five Million Seven Hundred Fifty Thousand and No/100 Dollars ($5,750,000.00); provided, however, the outstanding principal balance of this Note shall not exceed Five Million Seven Hundred Fifty Thousand and No/100 Dollars ($5,750,000.00) at any time. Further, there will be times when no amounts are outstanding under this Note, but this shall not impair or in any way affect either the validity or enforceability of this Note.

3.            Payments. Maker shall make payments of interest only at the Interest Rate due under this Note on a monthly basis, beginning on September 15, 2022, and continuing on the same day of each month thereafter, through and including the Maturity Date. If not sooner paid, the unpaid principal balance of this Note and all unpaid, accrued interest thereon shall be due and payable on the Maturity Date.

4.            Loan Commitment Fee. On the date this Note is signed, Maker will pay to Lender a loan commitment fee in the amount of Four Thousand Three Hundred Seventy-Five and No/100 Dollars ($4,375.00).

5.            Computation of Interest and Related Fees. Interest due under this Note shall be calculated on the unpaid principal to the date of each installment paid, and each payment of principal and/or interest made hereunder shall be credited first to the discharge of interest, and the balance shall be credited to the unpaid principal sum. All payments of interest shall be computed on the per annum basis of a year consisting of three hundred sixty (360) days and for the actual number of days elapsed (including the first day, but excluding the last if payment is received by the holder of this Note by 1:00 p.m. mountain daylight time or mountain standard time, whichever is applicable).

6.            Default Interest. Subject to the notice and cure provisions contained in the Mortgage, while any Event of Default exists in the making of any of the payments herein provided to be made, or in the performance or observance of any of the terms, covenants or conditions of the Loan Agreement, this Note, the Mortgage or of any instrument now or hereafter securing payment of the indebtedness evidenced by this Note, at the option of the holder of this Note, in its sole discretion, the entire unpaid principal balance hereof shall bear interest at the rate per annum equal to the applicable Interest Rate, adjusted as of the date of any change therein, plus five percent (5%) per annum (the “Default Rate”). During the existence of any such Event of Default, the holder of this Note may apply payments received on any amounts due hereunder, or under the terms of any instrument now or hereafter evidencing or amounts due hereunder, or under the terms of any instrument now or hereafter evidencing or securing such indebtedness, as the holder may determine, and if the holder of this Note so elects, notice of election being expressly waived, the principal hereof remaining unpaid, together with accrued interest, shall at once become due and payable. Any and all additional interest that has accrued at the rate provided in this paragraph shall be due and payable at the time of, and as a condition precedent to, the curing of any Event of Default.

7.            Late Fees. Subject to the notice and cure provisions contained in the Mortgage, to the extent any principal and interest due under this Note is not paid within fifteen (15) calendar days of the due date therefore, and, to the extent that the following described fee is deemed to constitute interest, subject to Paragraph 9 of this Note, in addition to any interest or other fees and charges due hereunder or under this Note, Maker shall pay a late fee equal to the lesser of: (a) five percent (5%) of the amount of the payment that was to have been made; or (b) $700.00. Maker agrees that the charges set forth herein are reasonable compensation to Lender for the acceptance and handling of such late payments.

8.            Currency. All sums called for, payable, or to be paid hereunder shall be paid in lawful money of the United States of America, which, at the time of payment, is legal tender for the payment of public and private debts therein. Additionally, Maker shall have the right to make payments by wire transfer or ACH directly to Lender. Within ten (10) days after written request by Maker, Lender shall provide wiring and ACH instructions to Maker for all payments due pursuant to the Loan.

9.            Interest Savings Clause. All agreements between Maker and the holder of this Note are expressly limited so that in no event whatsoever, whether by reason of disbursement of the proceeds hereof or otherwise, shall the amount of interest or loan finance charge contracted for, charged or received by the holder of this Note exceed the highest lawful contractual rate of interest or the maximum finance charge permissible under applicable federal or state law which a court of competent jurisdiction, by final non-appealable order, determines to be applicable hereto. It is the intention of Maker and the holder of this Note to conform strictly to applicable usury laws from time to time in force, and all agreements between Maker and the holder of this Note, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of the maturity hereof or otherwise, shall the amount paid or agreed to be paid to the holder of this Note, or collected by the holder of this Note, for the use, forbearance or detention of the money to be loaned hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein or in the Mortgage or in any other document evidencing, securing or pertaining to the indebtedness evidenced hereby, exceed the maximum amount permissible under applicable usury laws. If under any circumstances whatsoever fulfillment of any provisions hereof or of the Mortgage or any other document evidencing, securing or pertaining to the indebtedness evidenced hereby, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed or permitted by law, including judicial determination, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if under any circumstances the holder of this Note hereby shall ever receive an amount deemed interest by applicable law which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing hereunder or to other indebtedness secured by the Mortgage and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and other indebtedness, the excess shall be deemed to have been a payment made by mistake and shall be refunded to Maker or to any other person entitled thereto. All sums contracted for, charged or received by the holder of this Note for the use, forbearance or detention of the indebtedness of Maker evidenced hereby, outstanding from time to time shall, to the extent permitted by applicable law, be amortized, pro-rated, allocated and spread from the date of disbursement of the proceeds of this Note until payment in full of such indebtedness so that the actual rate of interest on account of such indebtedness is uniform through the term hereof. The terms and provisions of this Paragraph shall control and supersede every other provision of all agreements between the holder of this Note and Maker and any endorser or guarantor of this Note.

10.         Governing Law. Payment of this Note is secured, without limitation, by the Mortgage, which covers real and personal property located in Rio Rancho, New Mexico. THIS NOTE AND EACH OTHER LOAN DOCUMENT (AS DEFINED IN THE LOAN AGREEMENT) AND ALL MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW MEXICO, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. MAKER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF SANDOVAL, STATE OF NEW MEXICO, AND IRREVOCABLY AGREES THAT, SUBJECT TO LENDER’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE OR THE OTHER RELATED DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. MAKER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS.

11.         Remedies. Subject to the notice and cure provisions contained in the Mortgage, upon the occurrence or existence of any Event of Default, the holder hereof may, without further notice, declare the entire unpaid principal balance of this Note and all unpaid, accrued interest on this Note and all other obligations of Maker to the holder of this Note, whether direct or indirect, absolute or contingent, now existing or hereafter arising, immediately due and payable, without further notice or demand, and Maker shall pay all such sums and other obligations. Further, upon the occurrence or existence of any such Event of Default, the holder of this Note shall be entitled to exercise any or all remedies provided or referenced in this Note, the Loan Agreement, the Mortgage or any other instrument or agreement evidencing, securing or relating to the indebtedness evidenced by this Note and any other rights and remedies under state or federal law. Failure to exercise any such rights and remedies upon any Event of Default shall not constitute a waiver of any rights in the event of any subsequent Event of Default. If this Note is placed in the hands of an attorney for collection or if collected through the probate court, bankruptcy court, or by any other legal or judicial proceedings, Maker agrees and is obligated to pay, in addition to the sums referred to above, the reasonable attorneys' fees of the holder of this Note, together with all court costs and other reasonable expenses paid by such holder.

12.         Waiver. Maker, endorsers, sureties, guarantors and all other parties who may become liable for all or any part of this Note severally waive demand, presentment, notice of dishonor, protest, notice of protest, notice of nonpayment, notice of intent to accelerate, notice of acceleration of the maturity of this Note and consent to: (a) any and all extensions of time for any term or terms regarding any payment due under this Note, including partial payments or renewals before or after maturity; (b) changes in interest rates as provided in this Note; (c) any substitutions or release of collateral; and (d) the addition, substitution or release of any party liable for payment of this Note.

13.         Miscellaneous. All notices provided for herein shall be given in accordance with the provisions of the Loan Agreement.

A.           This Note is given to evidence an obligation incurred for business purposes and not for personal, single family residential or agricultural purposes.

B.           This Note may not be terminated orally, but only by a discharge in writing and signed by the party who is the owner and holder of this Note at the time enforcement of any discharge is sought.

C.           MAKER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE RELATED DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. MAKER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT LENDER HAS RELIED ON THE WAIVER IN ENTERING INTO THIS NOTE AND THE OTHER RELATED DOCUMENTS, AND THAT LENDER WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. MAKER WARRANTS AND REPRESENTS THAT MAKER HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT MAKER KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

D.           MAKER AGREES THAT IT IS THE INTENTION OF MAKER AND LENDER THAT THIS NOTE EVIDENCES THE ADDITIONAL ADVANCE AND AN EXTENSION OF THE MATURITY DATE OF THE INDEBTEDNESS EVIDENCED BY THE REVOLVING LINE OF CREDIT PROMISSORY NOTE DATED FEBRUARY 3, 2021, IN THE ORIGINAL PRINCIPAL AMOUNT OF $4,000,000.00, MADE BY MAKER IN FAVOR OF LENDER, AND IS NOT A NOVATION.

[SIGNATURE ON NEXT PAGE]

Signed and delivered effective as of (but not necessarily on) the date set forth above.

“MAKER”	AMREP SOUTHWEST INC.,
a New Mexico corporation

	By	/s/ Carey Plant
Carey A. Plant, Vice President

7